UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On April 17, 2014, Keurig Green Mountain, Inc., a Delaware corporation (the “Company”), closed on the previously disclosed private placement to Luigi Lavazza S.p.A, an Italian corporation (“Lavazza”), of 1,407,000 shares of common stock, par value $0.10 per share (“Common Stock”) of the Company (the “Shares”) at a purchase price per Share equal to $74.98.  Lavazza acquired the Shares pursuant to its pre-emptive rights set forth in Section 10.3 of the Common Stock Purchase Agreement dated August 10, 2010 between the Company and Lavazza, as amended and in effect from time to time, and in connection with the acquisition of 16,684,139 shares of Common Stock on February 27, 2014 by Atlantic Industries, a company incorporated under the Cayman Islands and a wholly owned subsidiary of The Coca-Cola Company, a Delaware corporation, pursuant to the previously disclosed terms of that certain Common Stock Purchase Agreement dated as of February 5, 2014 by and between the Company and Atlantic Industries. The sale of the Shares was effected pursuant to the Common Stock Purchase Agreement, dated March 28, 2014 (the “SPA”) by and between the Company and Lavazza.  The execution of the SPA was previously reported by the Company in its Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 31, 2014, and the full text of the SPA was filed as Exhibit 10.1 thereto.

The information in this Item 7.01 of Form 8-K is “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless we specifically incorporate it in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer and Treasurer

Date: April 17, 2014

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